UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

Etsy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Adams Street

Brooklyn, New York 11201

(Address of principal executive offices, including zip code)

(718) 880-3660

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On September 13, 2018, Etsy, Inc. (“Etsy”) announced that Linda Findley Kozlowski, Etsy’s Chief Operating Officer, will be departing from Etsy effective as of January 2, 2019 (the “Departure Date”). On September 11, 2018, Ms. Kozlowski and Etsy entered into a retention letter agreement (the “Letter Agreement”) governing the terms of her remaining service to Etsy and her departure. The Letter Agreement provides for the following compensation and benefits as an inducement for Ms. Kozlowski’s continued services during the retention period: (1) continuation of her current base salary of $350,000 for a period of six months after the Departure Date; (2) reimbursement of her COBRA premiums for up to six months after the Departure Date; (3) a one-time lump-sum payment of $262,500 payable within 60 days of the Departure Date and (4) full acceleration, on the Departure Date, of the unvested stock options and restricted stock units awarded to her on June 1, 2016 and March 15, 2017.

In return for these benefits, Ms. Kozlowski will provide a general release and waiver of claims. In the event that Ms. Kozlowski resigns without “good reason” or if Etsy terminates her service for “cause” (each as defined in the Letter Agreement) prior to January 2, 2019, she will receive only her base salary through the date of termination or resignation, as well as certain accrued benefits. In the event that Etsy terminates Ms. Kozlowski’s employment without “cause” or if she resigns for “good reason” prior to January 2, 2019, she will receive the same retention benefits described in (3) and (4) above plus continuation of her base salary and reimbursement of her COBRA premiums through June 30, 2019.

This description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which will be filed as an exhibit to Etsy’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By:	/s/ Jill Simeone
Jill Simeone General Counsel & Secretary

Date: September 13, 2018